Exhibit 10.2

COLLABORATION AGREEMENT

This Agreement is entered into as of April 27, 2005 by and between:

SEATTLE GENETICS, INC., a Delaware corporation, having its principal place of business at 21823 30th Drive S.E., Bothell, Washington 98021

(hereinafter referred to as “SGI”)

and:

MEDIMMUNE, INC., a Delaware corporation, having its principal place of business at One MedImmune Way, Gaithersburg, MD 20878

(hereinafter referred to as “Licensee”).

WITNESSETH

WHEREAS, SGI owns or controls intellectual property rights relating to technology useful for linking proprietary [***] to other molecules, such as antibodies, capable of directing such [***] to specific tissues and/or cells;

WHEREAS, Licensee is currently conducting research and development programs to discover antigens that may have activity in certain disease-related pathways, and to develop antibodies that bind to those antigens;

WHEREAS, the Parties have created ADCs (as such term is defined below) to, and conducted initial characterization work regarding, the First Exclusive Antigen (as such term is defined below) pursuant to the terms and subject to the conditions of the Initial Agreement (as such term is defined below);

WHEREAS, Licensee wishes to obtain an exclusive worldwide license under SGI’s patent rights and know-how related to SGI’s proprietary [***] to the First Exclusive Antigen for use in conjunction with Licensee’s antibodies on the terms set forth below and Licensee wishes to acquire from SGI an exclusive option to obtain an exclusive worldwide license under SGI’s patent rights and know-how related to SGI’s proprietary [***] to a Second Exclusive Antigen for use in conjunction with Licensee’s antibodies; and

WHEREAS, SGI wishes to grant to Licensee such license and option and to allow Licensee to evaluate SGI’s [***] for use with certain of Licensee’s antigens and antibodies.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the Parties hereto, intending to be legally bound, agree as follows:

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ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.1 Definitions: For the purposes of this Agreement the following words and phrases shall have the following meanings:

1.1.1 “AAA” has the meaning set forth in Section 19.3.

1.1.2 “ADC” or “Antibody-Drug Conjugate” means an Antibody [***] and that contains, uses or is made using SGI Technology.

1.1.3 “ADC Access Fee” has the meaning set forth in Section 6.1.1.

1.1.4 “Affiliate” of a Party means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. As used herein, the term “control” means the direct or indirect ownership of [***] or more of the stock having the right to vote for directors thereof or the ability to otherwise control the management thereof.

1.1.5 “Agreement” means this agreement, all amendments and supplements to this Agreement and all schedules to this Agreement, including the following:

Schedule A     -     Research Plan.

Schedule B     -     SGI Patents.

Schedule C     -     SGI In-Licenses.

Schedule D     -     Designated Antigens and Exclusive Antigens.

1.1.6 “Antibody” or “Antibodies” means any and all antibodies, or [***], including, but not limited to, [***].

1.1.7 “Antigen” means any [***].

1.1.8 [***].

1.1.9 “[***]” means the SGI Technology licensed to SGI under the BMS Agreement (as defined in the definition of “SGI In-Licenses”).

1.1.10 “Calendar Quarter” means any of the three-month periods beginning January 1, April 1, July 1 and October 1 in any year.

1.1.11 “Change in Control” has the meaning set forth in Section 16.1.

1.1.12 “Claims” has the meaning set forth in Section 14.1.1.

1.1.13 “Combination Product” means any Licensed Product and [***].

1.1.14 “Confidential Information” has the meaning set forth in Section 8.1.

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1.1.15 “Control” means, with respect to any information or intellectual property right, possession by a Party of the ability to grant the right to access or use, or to grant a license or a sublicense to, such information or intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.1.16 “Cost of Goods” shall mean with respect to Drug Conjugation Materials supplied to Licensee (a) for manufacturing activities performed by Third Parties, SGI’s reasonably documented out-of-pocket costs incurred in such manufacture and supply of Drug Conjugation Materials, as well as SGI’s internal costs incurred in supporting the Third Party manufacturing relationship, including without limitation [***]; and (b) for manufacturing activities performed by SGI or its Affiliates, the consolidated fully burdened cost of providing such goods or services, which shall include costs of the following: [***].

1.1.17 “Designated Antigen(s)” means the [***] Antigens, excluding the [***], that are designated as such in accordance with Section 2.5 of this Agreement.

1.1.18 “Drug Conjugation Material(s)” means (a) any and all [***], including, but not limited to, the [***], and (b) any [***] that are useful in [***].

1.1.19 “Drug Conjugation Technology” means Drug Conjugation Materials and uses thereof, including [***], and methods for producing Drug Conjugation Materials and attaching Drug Conjugation Materials to [***] and the [***], and uses thereof.

1.1.20 “Effective Date” means the date set forth in the first line of this Agreement.

1.1.21 “EMEA” means the European Medicines Agency and any successor agency(ies) thereto

1.1.22 “Events of Force Majeure” has the meaning set forth in Article 15.

1.1.23 “Exclusive Antigen(s)” means collectively, the [***].

1.1.24 “Exclusive License(s)” has the meaning set forth in Section 3.2.

1.1.25 “Exclusive License Maintenance Fee” has the meaning set forth in Section 6.2.

1.1.26 “FD&C Act” means the federal Food, Drug & Cosmetic Act, as amended.

1.1.27 “FDA” means the United States Food and Drug Administration, and any successor agency(ies) thereto.

1.1.28 “Field” means the [***].

1.1.29 “First Commercial Sale” means, in each country of the Territory, the first commercial sale of a Licensed Product by Licensee, its Affiliates or Sublicensees to a Third

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Party following, if required by law, Regulatory Approval and, when Regulatory Approval is not required by law, the first commercial sale in that country, in each case for use or consumption of such Licensed Product in such country by the general public. Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

1.1.30 “First Exclusive Antigen” means [***].

1.1.31 “FTE Fees” has the meaning set forth in Section 6.1.2.

1.1.32 “GAAP” means generally accepted accounting principles in the United States.

1.1.33 “Good Laboratory Practices” means the then-current standards for laboratory activities for pharmaceuticals, as set forth in the FD&C Act and applicable regulations and guidances promulgated thereunder, including without limitation the Code of Federal Regulations, as amended from time to time.

1.1.34 “IND” means (a) an Investigational New Drug Application filed with the FDA or its equivalent in any country outside the United States where a regulatory filing is required or obtained to conduct a clinical trial; or (b) with respect to any country where a regulatory filing is not required or obtained to conduct a clinical trial, the first enrollment of a patient in the first trial involving the first use of a Licensed Product in humans.

1.1.35 “Indemnitee” has the meaning set forth in Section 14.2.

1.1.36 “Indemnitor” has the meaning set forth in Section 14.2.

1.1.37 “Initial Agreement” means the Research Collaboration Agreement effective [***] by and between the Parties, as amended.

1.1.38 “Initiation” means, with respect to a human clinical trial, the dosing of the first patient with a Licensed Product pursuant to the clinical protocol for the specified clinical trial.

1.1.39 “Joint Patents” has the meaning set forth in Section 9.2.2.

1.1.40 “Liabilities” has the meaning set forth in Section 14.1.1.

1.1.41 “Licensed Product” means any and all products containing an ADC comprised of an Antibody that binds specifically [***] to an Exclusive Antigen and that is attached to a [***]: (a) the manufacture, use, sale, offer for sale or import of which would [***]; or (b) which [***].

1.1.42 “Licensed Technology Acquisition Agreement” has the meaning set forth in Section 3.6.1.

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1.1.43 “Licensee ADC Know-How” means all Program Inventions developed by Licensee using SGI Technology, and that are necessary or useful for identifying, developing, making, using or selling [***].

1.1.44 “Licensee ADC Patents” means all patent applications and patents that are Controlled by Licensee that claim Licensee ADC Know-How.

1.1.45 “Licensee Know-How” means all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and trade secrets, in each case that are not in the public domain, used by Licensee in the Research Program and that are Controlled by Licensee, including technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and trade secrets that relate to (a) [***], or (b) [***].

1.1.46 “Licensee Indemnitee” has the meaning set forth in Section 14.1.1.

1.1.47 “Licensee Materials” means any tangible chemical, biological or physical materials that are furnished by or on behalf of Licensee to SGI in connection with this Agreement.

1.1.48 “Licensee Patents” means all patent applications and patents that claim Licensee Know-How.

1.1.49 “Licensee Proprietary Antigen” means an Antigen for which Licensee Patents (excluding Licensee ADC Patents) would reasonably be expected to [***].

1.1.50 “Net Sales” means, as to each Calendar Quarter, the gross invoiced sales prices charged for all Licensed Products sold by Licensee, its Affiliates and Sublicensees to independent Third Parties during such Calendar Quarter, after [***]:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***]; and

(f)	[***].

All of the [***] shall be determined in accordance with GAAP. In the event that Licensee, its Affiliates or Sublicensees make any adjustments to [***] have been reported pursuant to this Agreement, the adjustments shall be reported and reconciled in the next report and payment of any royalties due.

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In the event a Licensed Product is sold as a [***], for the purposes of determining royalty payments, shall be determined by [***], in each case during the applicable royalty reporting period or, if sales of the ADC [***] did not occur in such period or country, then in the most recent royalty reporting period in which [***] Licensed Product occurred in such country or if no such sales have occurred in such country, the [***] during the applicable royalty period. In the event that such [***].

1.1.51 “Option” has the meaning set forth in Section 3.3.

1.1.52 “Option Period” means the period commencing on the Effective Date and continuing for [***] thereafter; provided that the Option Period shall terminate when Licensee [***], and further provided, that the Option Period shall continue for [***].

1.1.53 “Parties” means Licensee and SGI, and “Party” means either of them.

1.1.54 “Patent(s)” means all patents and patent applications in any country, including divisions, continuations, continuations in part, reissues, renewals, registrations, confirmations, reexaminations, extensions, supplementary protection certificates and the like.

1.1.55 “Phase I Clinical Trial” means a clinical trial in which there is a first administration of a candidate drug in humans that would satisfy the requirements of 21 C.F.R. 312.21(a).

1.1.56 “Phase II Clinical Trial” means a controlled dose clinical trial prospectively designed to evaluate the efficacy and safety of a candidate drug in the targeted patient population and to define the optimal dosing regimen that would satisfy the requirements of 37 C.F.R. 312.21(b).

1.1.57 “Phase III Clinical Trial” means a controlled, and usually multi-center, clinical trial, involving patients with the disease or condition of interest to obtain sufficient efficacy and safety data to support Regulatory Approval of a candidate drug that would satisfy the requirements of 37 C.F.R. 312.21(c).

1.1.58 “Program Invention” means any [***]; provided, that any Program Invention made pursuant to the [***].

1.1.59 “Proposed Disclosure” has the meaning set forth in Section 8.3.1.

1.1.60 “Publication” has the meaning set forth in Section 8.4.

1.1.61 “Reduction Amount” has the meaning set forth in Section 6.5.4.

1.1.62 “Regulatory Approval” means final regulatory approval in a country (including, where applicable, pricing approval in the event that actual sales in that country do not take place before such approval) required to market a Licensed Product for a disease or condition in accordance with the applicable laws and regulations of a given country. In the United States, its territories and possessions, Regulatory Approval means approval of a New Drug Application (“NDA”), Biologics License Application (“BLA”) or an equivalent by the FDA.

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1.1.63 “Reports” has the meaning set forth in Section 7.1.1.

1.1.64 “Research Fees” has the meaning set forth in Section 6.1.2.

1.1.65 “Research Fees Report” has the meaning set forth in Section 6.1.2.

1.1.66 “Research License” has the meaning set forth in Section 3.1.

1.1.67 “Research Plan” means the plan for the Research Program agreed upon by the Parties and attached hereto as Schedule A, as amended from time to time by mutual agreement of the Parties.

1.1.68 “Research Program” means the research program conducted during the Research Program Term pursuant to Article 2.

1.1.69 “Research Program Term” the period that is [***].

1.1.70 “Royalty Term” means, on an Exclusive Antigen-by-Exclusive Antigen basis and country-by-country basis, the period commencing on the First Commercial Sale of the first Licensed Product for an Exclusive Antigen in a country and ending upon the tenth (10th) anniversary of the date of First Commercial Sale of such first Licensed Product for such Exclusive Antigen in such country, regardless of the number of different Licensed Products for that Exclusive Antigen being sold in such country; provided, however, that if after such tenth (10th) anniversary a Licensed Product infringes a Valid Claim of an issued SGI Patent licensed to Licensee under this Agreement in such country, the Royalty Term shall continue in such country while such infringement exists.

1.1.71 “Second Exclusive Antigen” means a Designated Antigen, other than the First Exclusive Antigen, for which Licensee exercises the Option for an Exclusive License under Article 3 of this Agreement.

1.1.72 “SGI Indemnitee” has the meaning set forth in Section 14.1.1.

1.1.73 “SGI In-Licenses” means the following agreements between SGI and the indicated Third Parties: (a) the [***].

1.1.74 “SGI Know-How” means any and all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and trade secrets, in each case that are not in the public domain, that relate to or are useful to practice the Drug Conjugation Technology and that are owned, in whole or in part, by SGI or its Affiliates on, before or after the Effective Date or are licensed to SGI as of the Effective Date or that are licensed to SGI under a Licensed Technology Acquisition Agreement after the Effective Date.

1.1.75 “SGI Patents” means any and all Patents: (a) that are owned in whole or in part by SGI or its Affiliates, or licensed to SGI or its Affiliates as of the Effective Date, (b) that become owned in whole or in part by SGI or its Affiliates at any time during the Term, or (c) that are licensed to SGI or its Affiliates after the Effective Date under a Licensed Technology

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Acquisition Agreement, in each case to the extent that such Patents would be infringed by (a) Drug Conjugation Technology and/or the discovery, development, manufacture or use thereof or (b) an Antibody linked to Drug Conjugation Material or the discovery, development, manufacture or use thereof. SGI Patents include, but are not limited to, rights to the Patents set forth in Schedule B.

1.1.76 “SGI Technology” means the SGI Patents and the SGI Know-How.

1.1.77 “Sublicensee” means any person or entity that is granted a sublicense under the SGI Technology by Licensee or its Affiliates in accordance with the terms of this Agreement, which term does not include Licensee’s distributors.

1.1.78 “Supply Fees” has the meaning set forth in Section 6.1.2.

1.1.79 “Technology Acquisition Agreement” shall mean any agreement entered into after the Effective Date between SGI or its Affiliates and a Third Party under which SGI or its Affiliates is granted a license to (a) any of such Third Party’s Patents that cover Drug Conjugation Technology or (b) any of such Third Party’s Know-How that reasonably relates to the foregoing.

1.1.80 “Term” has the meaning set forth in Section 13.1.

1.1.81 “Territory” means all countries in the world.

1.1.82 “Third Party” means any person or entity other than Licensee, SGI and their respective Affiliates.

1.1.83 “Valid Claim” means (a) an unexpired claim of an issued patent which has not been cancelled, abandoned, disclaimed, or revoked and has not been found to be unpatentable, invalid or unenforceable by an unreversed and unappealable or unappealed decision of a court or other authority in the subject country; or (b) a pending claim of an application for a patent that is being maintained in good faith and which application has been pending for less than [***] from the earliest priority date to which such application is entitled.

1.2 Certain Rules of Interpretation in this Agreement and the Schedules.

1.2.1 Unless otherwise specified, all references to monetary amounts are to United States of America currency (U.S. Dollars or Dollars);

1.2.2 The preamble to this Agreement and the descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of this Agreement or of such Articles or Sections;

1.2.3 The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

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1.2.4 The words “include” and “including” have the inclusive meaning frequently identified with the phrases “without limitation” and “but not limited to”;

1.2.5 Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next business day following if the last day of the period is not a business day in the jurisdiction of the Party to make such payment or do such act;

1.2.6 Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a business day, such payment shall be made or action taken on the next business day following such day to make such payment or do such act;

1.2.7 The singular includes the plural and vice versa except if the context is otherwise; and

1.2.8 The word “or” is used in the inclusive sense and includes the conjunctive and disjunctive (and/or).

ARTICLE 2 - RESEARCH PROGRAM

2.1 Conduct of the Research Program.

2.1.1 Licensee intends to conduct a Research Program, with SGI’s support, to evaluate and select ADCs targeting the Designated Antigens and Exclusive Antigens for development and commercialization by Licensee as Licensed Products, as more fully described in the Research Plan.

2.1.1 SGI shall use commercially reasonable efforts to conduct work in accordance with the Research Plan, in a good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations and all applicable Good Laboratory Practice to attempt to achieve its objectives efficiently and expeditiously.

2.1.3 SGI shall maintain records in sufficient detail and in good scientific manner appropriate for regulatory purposes and the purpose of establishing and perfecting intellectual property (including patent rights), which shall fully and properly reflect all work done and results achieved in the conduct of the Research Plan. Licensee shall have the right during normal business hours and upon reasonable notice, to inspect and copy all such records of SGI. At Licensee’s reasonable request, SGI shall arrange for employees and/or consultants of Licensee involved in the activities contemplated under the Research Plan to visit the offices and laboratories of SGI during normal business hours and upon reasonable notice, to discuss the Research Plan and its results in detail with the technical personnel and consultants of SGI.

2.2 Term of the Research Program. The term of the Research Program shall be for the Research Program Term, unless terminated earlier in accordance with Article 13.

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2.3 Delivery of Drug Conjugation Materials. In support of the Research Program, during the Research Program Term, SGI will deliver Drug Conjugation Materials to Licensee that are available to SGI at mutually agreed upon times and in mutually agreed upon quantities to enable Licensee to attach such materials to Licensee’s Antibodies to create ADCs. At Licensee’s request, SGI will also provide Licensee with [***] provided to Licensee to [***]. All such Drug Conjugation Materials and other information provided by SGI to Licensee hereunder will be deemed Confidential Information of SGI pursuant to Article 8.

2.4 SGI Preparation of ADCs. The Parties acknowledge that SGI and Licensee have [***]. In order to identify the lead candidate for the First Exclusive Antigen and to identify the Second Exclusive Antigen during the Research Program Term, SGI will prepare and deliver to Licensee mutually agreed upon research quantities of ADCs using the Drug Conjugation Materials that are available to SGI targeted to the First Exclusive Antigen and to [***].

2.5 Availability of Antigens.

2.5.1 Licensee shall provide SGI with a [***], which Licensee desires to [***] for purposes of this Agreement and [***], SGI shall notify Licensee in writing whether the Exclusive License described in Article 3 of this Agreement is available with respect to such Antigen and hereby notifies Licensee that, with respect to the Antigen listed on Schedule D attached hereto, an Exclusive License is available as of the Effective Date. Schedule D to this Agreement will be amended from time to time to list the Designated Antigens and the Second Exclusive Antigen (including a description thereof) under this Agreement. The Parties hereby acknowledge and agree that an Antigen [***].

2.5.2 During the [***] after the Effective Date, Licensee shall have the [***].

2.6 Additional Activities under Research Program. Upon mutual written agreement of the Parties, the Research Program may also include technical assistance by SGI with respect to the [***].

2.7 Payment. Licensee shall pay SGI the amounts set forth in Section 6.1.2 for any research efforts or other assistance provided by SGI that was requested by Licensee in writing (including by email); provided that Licensee’s failure to request particular research efforts or assistance from SGI in writing shall not preclude Licensee’s payment obligations hereunder if SGI can reasonably demonstrate that such research efforts or assistance were in fact requested orally or in some other manner by an authorized employee or agent of Licensee.

2.8 Supply of Licensee Materials. From time to time during the Research Program Term, Licensee may supply SGI with Licensee Materials for use in the Research Program. In connection therewith, SGI hereby agrees that (a) it shall not use Licensee Materials for any purpose other than exercising any rights granted to it hereunder; (b) it shall use the Licensee Materials only in compliance with all applicable federal, state, and local laws and regulations; (c) it shall not transfer any Licensee Materials to any Third Party without the prior written consent of Licensee; (d) Licensee shall retain full ownership of all such Licensee Materials; and (e) upon the expiration or termination of this Agreement, SGI shall at the instruction of Licensee either destroy or return any unused Licensee Materials.

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2.9 Books and Records. SGI shall keep full and accurate records and books of account containing all particulars that may be reasonably necessary for the purpose of determining the FTEs that are charged to Licensee pursuant to this Agreement. Such books of account shall be kept by SGI at its places of business and, with all necessary supporting data shall, for the [***] following the end of the calendar year to which each shall pertain be open for inspection by an independent certified accountant selected by Licensee and reasonably acceptable to SGI upon reasonable notice during normal business hours at [***] for the sole purpose of verifying FTEs charged in compliance with this Agreement, but in no event more than [***] each calendar year and limited to the records of the [***] preceding the inspection. All information and data offered shall be used only for the purpose of verifying FTEs charged to Licensee. In the event that such inspection shall indicate in any calendar year that the charges paid by Licensee were overstated by [***] or more, then [***] shall pay the cost of the inspection. Licensee will invoice SGI for any overpayments, which shall become due and payable no later than [***] after receipt of an invoice from Licensee.

2.10 Disclaimers. EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THIS AGREEMENT, SGI MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, REGARDING THE DRUG CONJUGATION MATERIALS OR ANY ADCs PREPARED BY SGI, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR USE OR PURPOSE. EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THIS AGREEMENT, LICENSEE MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, REGARDING THE LICENSEE MATERIALS, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

ARTICLE 3 – LICENSES; OPTION; DROPPED ANTIGENS

3.1 Research License Grants. Subject to the terms and conditions of this Agreement, SGI grants to Licensee a non-exclusive, worldwide, royalty-free license under the SGI Technology solely to conduct the Research Program as set forth in the Research Plan with respect to ADCs for Designated Antigens (the “Research License”). The Research License shall include the right to evaluate and conduct research on ADCs that bind to any Designated Antigen solely for the purpose of determining Licensee’s interest in exercising the Option for such Designated Antigen, but shall not include (a) the right to grant sublicenses thereto to any Third Party, (b) the right to initiate any human clinical trial utilizing such ADCs in any country or (c) the right to sell an ADC with respect to an Antibody for a Designated Antigen. Except for Patents owned by Licensee pursuant to Section 9.1, [***], subject to the terms and conditions of this Agreement. [***]. The Research License shall continue for the Research Program Term, unless earlier terminated pursuant to Article 13; provided that the Research License shall terminate in the event Licensee exercises its Option for the Second Exclusive License pursuant to the terms hereof.

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3.2 Exclusive License Grants.

3.2.1 Subject to the terms and conditions of this Agreement, SGI agrees to grant and hereby grants to Licensee an exclusive (even as to SGI), royalty-bearing license under the SGI Technology, with the right to sublicense as permitted in Section 3.5, to discover, research, develop, have developed, make, have made, import, use, offer for sale, and sell Licensed Products within the Field in the Territory (with respect to each Exclusive Antigen, an “Exclusive License” and, for the First Exclusive Antigen and the Second Exclusive Antigen, collectively, the “Exclusive Licenses”). Each Exclusive License shall continue for the Royalty Term thereof, unless earlier terminated pursuant to Article 13. It is expressly understood and agreed that the Exclusive License with respect to Licensed Product for the First Exclusive Antigen is effective as of the Effective Date and that the Exclusive License with respect to the Second Exclusive Antigen shall automatically take effect on the Option Exercise Date.

3.2.2 Licensee acknowledges that Licensee has been granted a license with respect to SGI Patents and SGI Know-How. As a result, pursuant to this Agreement, during the Royalty Term, Licensee has agreed to pay royalties to SGI based on Net Sales of Licensed Product.

3.3 Grant of Option. Subject to the provisions of this Agreement, SGI hereby grants Licensee an option to obtain the Exclusive License described in Section 3.2 of this Agreement to a Designated Antigen as the Second Exclusive Antigen (the “Option”) during the Option Period.

3.4 Procedure to Exercise Option. At any time during the Option Period, Licensee shall have the right to notify SGI in writing that it desires to obtain the Exclusive License to the Second Exclusive Antigen by providing written notice to SGI of the Designated Antigen that is the Second Exclusive Antigen. Licensee shall pay SGI the Option Exercise Fee described in Section 6.3 of this Agreement (the date of payment by Licensee of the Option Exercise Fee being referred to herein as the “Option Exercise Date”) whereupon (a) such Designated Antigen shall be deemed to be the Second Exclusive Antigen for purposes of this Agreement and (b) Licensee is automatically granted an Exclusive License with respect to such Second Exclusive Antigen in accordance with Section 3.2 of this Agreement, without any further action of the Parties. [***].

3.5 Rights to Sublicense.

3.5.1 Licensee shall have the right to grant sublicenses of each Exclusive License to any Affiliate or Third Party with respect to any Licensed Product. Licensee agrees to contractually obligate each Sublicensee to comply with all terms of this Agreement, the SGI In-Licenses and any Licensed Technology Acquisition Agreements, in each of such cases, that are applicable to a Sublicensee. Licensee shall also require any such Sublicensee to agree in writing to keep books and records and permit SGI to review the information concerning such books and records in accordance with the terms of this Agreement.

3.5.2 Licensee shall notify SGI of each sublicense under an Exclusive License granted to Affiliates or Third Parties and shall provide SGI with the name and address of each Sublicensee and a description of the rights granted and the territory covered by each Sublicensee.

3.5.3 [***].

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3.6 Technology Acquisition Agreements.

3.6.1 Technology Acquisition Agreements. During the Term, if SGI proposes or desires to enter into a Technology Acquisition Agreement in order to obtain a license to one or more Patents that cover or potentially cover a Licensed Product that is being developed, marketed or sold by Licensee or its Affiliates or a Sublicensee, SGI [***]. After entering into any Technology Acquisition Agreement (whether or not covering technology referred to in the previous sentence), SGI [***]. In each Technology Acquisition Agreement, SGI [***]. Upon such written notice from Licensee that Licensee is sublicensed under such Technology Acquisition Agreement, such Technology Licensee Agreement shall automatically become a “Licensed Technology Acquisition Agreement.” [***].

3.6.2 Amendment of Schedule B. Schedule B shall be amended from time to time to add the patents and patent applications licensed under Licensed Technology Acquisition Agreements.

3.7 Compliance with SGI In-Licenses and Licensed Technology Acquisition Agreements.

3.7.1 Licensee, its Affiliates and Sublicensees shall comply with all obligations, covenants and conditions of the SGI In-Licenses and Licensed Technology Acquisition Agreements applicable to Licensee and its Affiliates and Sublicensees and, subject to Section 3.7.2 and Section 12.3, any amendments thereto following written disclosure thereof to Licensee, that apply under each of the SGI In-Licenses and/or Licensed Technology Acquisition Agreements. The Parties agree that BMS is a third party beneficiary of this Agreement solely to the extent SGI Technology licensed to Licensee hereunder includes technology sublicensed by SGI under the BMS Agreement.

3.7.2 SGI will [***] hereunder or [***].

3.8 [***].

3.8.1 [***].

3.8.2 [***].

ARTICLE 4 - TECHNOLOGY DISCLOSURE

During the Term, SGI shall (a) promptly disclose to Licensee all SGI Know-How licensed to Licensee that is reasonably useful to enable Licensee to use the Drug Conjugation Materials and Drug Conjugation Technology to practice the Research License and Exclusive Licenses, including manufacturing, analytical and formulation methods and procedures, and shall also provide regular updates regarding SGI Patents, in each case subject to the conditions of this Agreement and (b) upon Licensee’s reasonable request and with adequate notice to SGI, make available to Licensee at SGI’s facilities, SGI’s personnel to provide a reasonable amount of technical assistance and training to Licensee’s personnel; provided that after the expiration of the Research Program Term, SGI’s obligations hereunder shall be limited to disclosure of information relating to Licensee’s ongoing development, manufacturing, clinical trials,

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regulatory and other matters reasonably associated with Licensed Products, and shall not include SGI’s continued disclosure to Licensee for research purposes of new Drug Conjugation Materials and/or Drug Conjugation Technology developed after expiration or termination of the Research Program Term. Licensee shall pay to SGI for such assistance under this Article 4 an amount equal to the FTE Fees in accordance with Section 6.1.2 for SGI employees providing such assistance; [***]. Notwithstanding the foregoing, during the Term but after expiration or termination of the Research Program Term, SGI will, upon request from Licensee on no more than an annual basis, provide a [***]. For the purposes of clarity, this Article 4 does not reduce the scope of the licenses granted to Licensee pursuant to this Agreement.

ARTICLE 5 - DEVELOPMENT AND COMMERCIALIZATION; MANUFACTURING

5.1 Diligence.

5.1.1 Licensee agrees to use commercially reasonable efforts to, at its expense, develop a Licensed Product for the First Exclusive Antigen and for the Second Exclusive Antigen, if a Second Exclusive Antigen is selected by Licensee, in the United States, and thereafter as set forth in Section 5.1.5 in Europe and Japan.

5.1.2 If, in any calendar year, Licensee or its Affiliate(s) and/or a Sublicensee and/or a collaborator of Licensee (including work of SGI under the Research Program), alone or together, has [***] for such Exclusive Antigen:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***];

(f)	[***];

(g)	[***];

(h)	[***];

(i)	[***];

(j)	[***].

If, in a calendar year, Licensee [***].

5.1.3 Subject to Section 5.1.4, in the event that Licensee [***] by written notice to Licensee within [***] after the end of the applicable calendar year, unless [***] after such notice.

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5.1.4 If Licensee receives a notice under Section 5.1.3, Licensee shall have the [***].

5.1.5 It is expressly understood that Licensee [***]. In the event that Licensee fails to exert commercially reasonable efforts to develop a Licensed Product for an Exclusive Antigen in [***].

5.1.6 Licensee agrees to use commercially reasonable efforts to market and sell Licensed Product in each country in which Regulatory Approval is obtained therefor.

5.2 Funding and Progress Reports. Except as expressly set forth herein, as between SGI and Licensee, Licensee shall be solely responsible for funding all costs of the development and commercialization of Licensed Products. Licensee shall keep SGI informed in a timely manner as to the progress of the development of Licensed Products.

5.3 Manufacturing. Except as otherwise expressly set forth in this Agreement, Licensee shall be responsible for all manufacturing and supply of the Licensed Products. Notwithstanding the foregoing, SGI shall (a) [***] and (b) [***]. If SGI has an [***]. In the event SGI agrees to [***]. In addition, if requested by Licensee, SGI shall provide Licensee with reasonable consultation in working with any Third Party that is manufacturing Drug Conjugation Materials or ADCs, subject to reimbursement in accordance with Section 6.1.2 for any consultation provided.

5.4 Development and Commercialization. Licensee shall have the sole right within its discretion to determine all matters with respect to research, development, manufacturing and commercialization of Licensed Products.

ARTICLE 6 - FEES, ROYALTIES AND PAYMENTS

6.1 Research Fees. Licensee shall pay to SGI the following amounts in consideration of the Research Program:

6.1.1 Within thirty (30) days of the Effective Date, Licensee shall pay to SGI a non-refundable, non-creditable fee of Two Million U.S. Dollars ($2,000,000) by wire transfer of immediately available funds (the “ADC Access Fee”).

6.1.2 Licensee shall pay SGI at an annual rate of [***] per FTE who provides assistance as requested by Licensee pursuant to this Agreement in each of the [***] of the Term (the “FTE Fees”). Commencing upon the [***] of the Effective Date and upon every [***] thereafter, the FTE Fees per FTE per year will [***] in accordance with the [***]. Licensee shall also pay SGI for all Drug Conjugation Materials supplied by SGI to Licensee hereunder at the rate of [***] of SGI’s Cost of Goods therefor (the “Supply Fees”). To the extent reasonably possible, SGI shall [***]. The FTE Fees and the Supply Fees are collectively referred to herein as (the “Research Fees”). Within [***] after the end of each [***], SGI shall submit a report to Licensee supporting the calculation of the Research Fees due for such [***] (a “Research Fees Report”). Licensee shall pay all Research Fees to SGI within [***] of receipt of each Research Fees Report. An “FTE” is [***]. The portion of an FTE year devoted by an employee shall be

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determined by [***]; provided, however, that [***]. The FTE Rate for each FTE includes [***]. Notwithstanding the foregoing, Licensee [***].

6.2 Exclusive License Maintenance Fees. Licensee shall pay an [***] to SGI in the sum of [***] (the “Exclusive License Maintenance Fee”) on [***] of the Effective Date (with respect to the [***]) and [***] of the [***] (with respect to the [***]) to the extent such applicable [***] for a Licensed Product incorporating such Exclusive Antigen in any country of the Territory. Notwithstanding the foregoing, the Exclusive License Maintenance Fee will be [***].

6.3 Option Exercise Fee. Licensee shall pay to SGI an Option Exercise Fee of [***] for the Exclusive License obtained by Licensee with respect to the Second Exclusive Antigen prior to the expiration of the Option Period, payable within [***] after the exercise by Licensee of the Option with respect to the Second Exclusive Antigen in accordance with Section 3.4 of this Agreement.

6.4 Royalties Payable by Licensee. In consideration for the Exclusive Licenses granted to Licensee herein, during the Royalty Term, and subject to Section 6.5, Licensee shall pay to SGI and BMS the following royalties on Net Sales of Licensed Products as to which Licensee retains an Exclusive License under this Agreement that are sold during the Royalty Term. Such royalties shall be paid at the following rates, determined on an Exclusive Antigen-by-Exclusive-Antigen basis as set forth below:

6.4.1 Royalties Payable to SGI.

(a)	[***];

(b)	[***]; and

(c)	[***].

6.4.2 Royalties Payable to BMS. Licensee shall pay, during the Royalty Term, the royalties (taking into account any applicable offsets) that SGI owes to BMS pursuant to the terms and conditions of the BMS Agreement as a result of Net Sales of Licensed Products licensed to Licensee under this Agreement, but [***]. SGI shall disclose to Licensee all information that would be useful to Licensee’s ability to [***].

6.5 Third Party Royalties; Adjustments to Royalties.

6.5.1 Except as provided in Section 6.4.2 and in Section 6.5.5, [***].

6.5.2 The royalties otherwise due and payable to SGI pursuant to Section 6.4.1 of this Agreement shall be [***] with respect to any Licensed Product sold in any country where commercialization, manufacture, marketing or sale of such Licensed Product does [***]. In addition, in the event that Licensee is obligated to make any payments under [***].

6.5.3 If the sum of (a) the royalties payable by Licensee, its Affiliates and Sublicensees to SGI and BMS under [***], (b) any other royalties Licensee pays any Third Party

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in order to practice the SGI Technology to make, use and sell a Licensed Product and (c) any royalties payable under Licensed Technology Acquisition Agreements [***] of such [***], then the royalties otherwise due and payable by Licensee under Section 6.4.1 for such [***] shall be [***]; provided, however, that in no event shall the royalty payments due and payable to SGI pursuant to Section 6.4.1 with respect to such Licensed Product in any calendar year be [***].

6.5.4 If, as a result of negotiations between SGI and [***] conducted during the Term, the royalty payable to [***] that is payable by Licensee pursuant to Section [***] is [***] (the amount of any such reduction, the “Reduction Amount” for a Licensed Product), then the royalty otherwise due and payable by Licensee to SGI under [***]; provided, that in no event shall the royalty payments due and payable to SGI pursuant to [***]. For purposes of clarity, this Section 6.5.4 shall not apply to any reduction or adjustment to the [***].

6.5.5 Licensee agrees to pay milestones and royalties that are due and payable with respect to Licensed Products under Licensed Technology Acquisition Agreements as to which Licensee elects to receive and retains a sublicense under this Agreement pursuant to Section 3.6.1. [***].

6.6 Milestone Payments. As additional consideration for the licenses, rights and privileges granted to it hereunder, Licensee shall pay to SGI the following milestone payments within [***] of the first occurrence of each event set forth below with respect to the [***] whether such events are achieved by Licensee, its Affiliates or Sublicensees, as follows:

(a)	Upon [***];

(b)	Upon [***];

(c)	Upon [***];

(d)	Upon [***];

(e)	Upon [***];

(f)	Upon [***];

(g)	Upon [***]; and

(h)	Upon [***].

If any of (a) through (d) above is achieved before a preceding milestone payment has become due, then such payment shall be deemed to become due within [***] of the achievement of the subsequent milestone.

With respect to all Licensed Products for the [***].

With respect to all Licensed Products for the [***].

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6.7 Payment Terms. Royalties shown to have accrued by each Report provided for under Article 6 of this Agreement shall be due on the date such Report is due pursuant to Section 7.1.3.

6.8 Payment Method. All payments by Licensee to SGI under this Agreement shall be paid in U.S. dollars, and all such payments shall be made by bank wire transfer in immediately available funds to the bank account designated by SGI in writing.

6.9 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where Licensed Products are sold, payment shall be made through such lawful means or method as the Parties reasonably shall determine.

6.10 Withholding Taxes. Except as otherwise provided below, all amounts due from Licensee to SGI under this Agreement are gross amounts. Licensee shall be entitled to deduct the amount of any withholding taxes payable or required to be withheld by Licensee, its Affiliates or Sublicensees, to the extent Licensee, its Affiliates or Sublicensees pay such withheld amounts to the appropriate governmental authority on behalf of SGI. Licensee shall use commercially reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of SGI by Licensee, its Affiliates or Sublicensees. Licensee promptly shall deliver to SGI proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto, and shall cooperate with SGI in seeking any related tax credits that may be available to SGI with respect thereto.

6.11 [***]. SGI shall promptly notify Licensee in writing in the event that, during the [***]. If SGI fails to provide such notice, and Licensee subsequently [***].

ARTICLE 7 - ROYALTY REPORTS AND ACCOUNTING

7.1 Reports, Exchange Rates.

7.1.1 During the Royalty Term, Licensee shall furnish to SGI, with respect to each [***], a written report showing, on a consolidated basis in reasonably specific detail and on a country-by-country basis, (a) the gross sales of Licensed Products sold by Licensee, its Affiliates and its Sublicensees in the Territory during the corresponding [***] and the calculation of Net Sales from such gross sales; (b) the royalties payable in U.S. dollars, if any, which shall have accrued hereunder based upon such Net Sales of Licensed Products; (c) the withholding taxes, if any, required by law to be deducted in respect of such royalties; (d) the dates of the First Commercial Sale of each Licensed Product in each country in the Territory, if it has occurred during the corresponding [***]; and (e) the exchange rates (as determined pursuant to Section 7.1.4 herein) used in determining the royalty amount expressed in U.S. dollars (collectively, “Reports”).

7.1.2 Licensee shall include in each permitted sublicense granted by it pursuant to this Agreement a provision requiring its Affiliates and Sublicensees to make Reports to Licensee within [***] of the close of each [***] and to keep and maintain records of sales made pursuant to such sublicense as if such sales were by Licensee for the purpose of Section 7.1.1.

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7.1.3 Reports shall be due on the [***] following the end of the [***] to which such Report relates. Licensee shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties’ payable hereunder to be determined.

7.1.4 For any given [***], if any portion of Net Sales would be otherwise determined in currency other than U.S. Dollars then, for the purposes of calculating such Net Sales, such currency will be converted to U.S. Dollars in the following manner:

(a) Net Sales will be determined in the original currency for each country for each of the [***]; then

(b) the Net Sales values for each month as calculated under Section 7.1.4(a) for each country will be separately converted into U.S. Dollars based on the average rate of exchange for that month ([***]; and then

(c) the portion of Net Sales attributable to that currency for that [***] calculated under Section 7.1.4(b).

7.2 Audits.

7.2.1 Upon the written request of SGI and with at least [***] prior written notice, but not more than [***] in any [***], Licensee shall permit an independent certified public accounting firm of internationally recognized standing, selected by SGI and reasonably acceptable to Licensee, at [***], to have access during normal business hours to such of the records of Licensee as required to be maintained under this Agreement to verify the accuracy of the Reports due hereunder. Such accountants may audit records relating to Reports made for any year ending not more than [***] prior to the date of such request. The accounting firm shall disclose to SGI only whether the Reports were correct or not, and the specific details concerning any discrepancies. No other information obtained by such accountants shall be shared with SGI.

7.2.2 If such accounting firm concludes that any royalties were owed but not paid to SGI, Licensee shall pay the additional royalties within [***] of the date SGI delivers to Licensee such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by [***]; provided, however, if the audit discloses that the royalties payable by Licensee for the audited period are more than [***] of the royalties actually paid for such period, then [***] charged by such accounting firm. If such accounting firm concludes that the royalties paid were more than what was owed during such period, SGI shall refund the overpayments within [***] of the date SGI receives such accounting firm’s written report so concluding.

7.3 Confidential Financial Information. SGI shall treat all financial information subject to review under this Article 7 or under any sublicense agreement as Confidential Information of Licensee as set forth in Article 8, and shall cause its accounting firm to retain all such financial information in confidence under terms substantially similar to those set forth in Article 8.

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ARTICLE 8 – CONFIDENTIALITY

8.1 Non-Disclosure Obligations. Except as otherwise provided in this Article 8, during the Term and for a period of [***] thereafter, each Party shall maintain in confidence, and use only for purposes as expressly authorized and contemplated by this Agreement, all confidential or proprietary information, data, documents or other materials supplied by the other Party under this Agreement and marked or otherwise identified as “Confidential.” Confidential Information of a Party may also include information relating to such Party’s research programs, development, marketing and other business practices and finances. For purposes of this Agreement, information and data described above shall be hereinafter referred to as “Confidential Information.” Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its and its Affiliates’ employees, agents, consultants and clinical investigators only make use of the other Party’s Confidential Information for purposes as expressly authorized and contemplated by this Agreement and do not disclose or make any unauthorized use of such Confidential Information.

8.2 Permitted Disclosures. Notwithstanding the foregoing, but subject to the last sentence of this Section 8.2, the provisions of Section 8.1 shall not apply to information, documents or materials that the receiving Party can establish:

(a) have become published or otherwise entered the public domain other than by breach of this Agreement by the receiving Party or its Affiliates;

(b) are permitted to be disclosed by prior consent of the other Party;

(c) have become known to the disclosing Party by a Third Party, provided such Confidential Information was not obtained by such Third Party directly or indirectly from the other Party under this Agreement on a confidential basis;

(d) prior to disclosure under the Agreement, were already in the possession of the receiving Party, its Affiliates or Sublicensees, provided such Confidential Information was not obtained directly or indirectly from the other Party under this Agreement;

(e) are required to be disclosed by the receiving Party to comply with any applicable law, regulation or court order, provided that the receiving Party shall provide prior notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure;

(f) is disclosed by Licensee to governmental or other regulatory agencies to gain or maintain approval to conduct clinical trials or to market Licensed Product, but such disclosure may be only to the extent reasonably necessary; or

(g) is deemed necessary by Licensee to be disclosed to Sublicensees, Affiliates, agents, consultants, or other Third Parties for the research, development, manufacture, use or commercialization of Licensed Product, or in connection with a licensing transaction related to Licensed Product or loan, financing or investment or acquisition, merger, consolidation or similar transaction (or for such entities to determine their interest in performing such activities), in each case on the condition that any Third Parties to whom such disclosures are

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made agree to be bound by confidentiality and non-use obligations substantially similar to those contained in this Agreement.

Notwithstanding the disclosures permitted under subsections (e), (f) and (g), if the information, documents or materials covered by such subsection are otherwise protected by obligations of confidentiality, then the confidentiality obligations of Section 8.1 shall still apply.

8.3 Publicity/Use of Names.

8.3.1 On the Effective Date, the Parties shall issue a mutually agreed upon press release relating to this Agreement and the activities to be conducted hereunder. A Party may issue any subsequent press releases or other public disclosures relating to this Agreement or activities conducted hereunder (each, a “Proposed Disclosure”) upon prior written approval of the other Party, such approval not to be unreasonably withheld; provided, however, that each Party will use commercially reasonably efforts to submit to the other Party a draft of such Proposed Disclosure for review and comment by the other Party at least [***] prior to the date on which such Party would like to release such Proposed Disclosure. No approval of the other Party shall be required if a subsequent press release or other public disclosure solely discloses information that has previously been approved. Neither Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity or news release relating to this Agreement or its subject matter, without the prior express written permission of the other Party. Neither Party shall disclose the existence or terms of this Agreement except as provided in this Section 8.3.

8.3.2 Notwithstanding the terms of Section 8.3.1, either Party shall be permitted to disclose the existence and terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable laws, rules or regulations, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission or any other governmental agency. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 8.3.2, the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure. If a Party discloses this Agreement or any of the terms hereof in accordance with this Section 8.3.2, such Party agrees, at its own expense, to seek confidential treatment of the portions of this Agreement or such terms, as may be reasonably requested by the other Party.

8.3.3 Either Party may also disclose the existence and terms of this Agreement to its attorneys and advisors and to potential acquirors, in connection with a potential consolidation, merger or similar transaction and to existing and potential investors or lenders of such Party, as a part of their due diligence investigations, and/or to potential licensees and/or to potential collaborators and/or to permitted assignees in each case under a written agreement to keep the terms of this Agreement confidential and to use such confidential information solely for the purpose permitted pursuant to this Section 8.3.3.

8.4 Publications Regarding Results of the Research Program. Neither Party may publish, present or announce results of the Research Program either orally or in writing (a “Publication”) without complying with the provisions of this Section 8.4. The other Party shall

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have [***] from receipt of a proposed Publication to provide comments and/or proposed changes to the publishing Party. The publishing Party shall take into account the comments and/or proposed changes made by the other Party on any Publication and shall agree to designate employees or others acting on behalf of the other Party as co-authors on any Publication describing results to which such persons have contributed in accordance with standards applicable to authorship of scientific publications. If the other Party reasonably determines that the Publication would entail the public disclosure of such Party’s Confidential Information and/or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned Publication to Third Parties, the confidential information shall be deleted and publication shall be delayed for such period as may be reasonably necessary for any such Confidential Information of the other Party (if the other Party has requested deletion thereof from the proposed Publication) to be deleted, and/or the drafting and filing of a patent application covering such invention, provided such additional period shall not exceed [***] from the date the publishing Party first provided the proposed Publication to the other Party.

ARTICLE 9 - INVENTIONS AND PATENTS

9.1 Ownership of Inventions and Technology.

9.1.1 Except as provided in Sections 9.1.2, 9.1.3 and 9.1.4, inventions and intellectual property rights therein solely invented by employees, agents or consultants of SGI shall be owned by SGI and inventions and intellectual property rights therein solely invented by employees, agents or consultants of Licensee shall be owned by Licensee.

9.1.2 Except as provided in Section 9.1.3 and 9.1.4, inventions and intellectual property rights therein jointly made by one or more employees, agents or consultants of SGI and one or more employees of Licensee shall be jointly owned by SGI and Licensee [***].

9.1.3 [***] shall own all Program Inventions made by employees, agents or consultants of [***]: (a) primarily relate to an [***]; (b) primarily relate to an [***]; or (c) primarily relate to [***].

9.1.4 [***] shall own all Program Inventions made by employees, agents or consultants of [***] that result from or are associated with the use of [***].

9.1.5 SGI agrees to assign and hereby assigns to Licensee all right, title and interest in and to the Program Inventions owned by Licensee [***].

9.1.6 Licensee agrees to assign and hereby assigns to SGI all right, title and interest in and to the Program Inventions owned by SGI [***].

9.1.7 Each Party shall promptly disclose to the other Party the making, conception or reduction to practice of any Program Inventions.

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9.1.8 Inventorship, for the purposes of this Agreement, shall be determined in accordance with U.S. patent laws of inventorship.

9.1.9 Subject to the licenses granted herein and Sections [***], as between the Parties: (a) [***]; and (b) [***].

9.1.10 The Parties recognize and agree that this Agreement and the Initial Agreement are each a “joint research agreement” under 35 U.S.C. 103(c)(3). The Parties further agree to cooperate to avail themselves and each other of the provisions of said section 35 U.S.C. 103(c) as amended through the CREATE Act on December 10, 2004.

9.2 Patent Prosecution and Maintenance.

9.2.1 SGI shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance of all SGI Patents. SGI shall, at its sole expense, prepare, file, prosecute and maintain such SGI Patents in good faith consistent with its customary patent policy and its reasonable business judgment. SGI shall provide Licensee with information with respect to SGI Patents on a periodic basis, including the filing, prosecution and maintenance thereof as reasonably requested by Licensee.

9.2.2 Each Party shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance, of any patents and patent applications claiming Program Inventions owned [***] by it in accordance with [***] and shall, [***]. Patents and patent applications owned [***] shall be controlled, prepared, filed, prosecuted and maintained by [***].

9.2.3 If either Party decides not to continue prosecuting or not to maintain a [***], then such Party shall promptly so notify the other Party (which notice shall be at least [***] before any relevant deadline for such [***]). Thereafter, the other Party shall [***].

9.2.4 The Parties shall at all times fully cooperate in order to reasonably implement the provisions of Sections [***], such cooperation may include the execution of necessary legal documents, coordinating prosecution to avoid and/or mitigate any patentability issues raised during prosecution including, for instance, enablement, estoppel and double patenting, and the provision of any other assistance to its relevant personnel. Further, notwithstanding anything to the contrary herein, neither Party shall disclose in a Patent of a Party Confidential Information of the other Party that such Party is obligated to maintain confidential pursuant to the provisions of Article 8.

9.3 Enforcement of SGI Patents.

9.3.1 SGI shall have the first right, at its sole expense, but not the obligation, to determine the appropriate course of action to enforce the SGI Patents or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the SGI Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the SGI Patents. SGI shall in good faith consider the interests of Licensee in conducting the foregoing activities.

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All monies recovered upon the final judgment or settlement of any such suit to enforce any SGI Patents with respect to the manufacture, use or sale by Third Parties of products competitive with Licensed Products or technologies competitive with SGI Patents shall be [***]. Licensee shall fully cooperate with SGI in any such action at [***], to enforce the SGI Patents, including being joined as a party to such action if necessary.

9.3.2 If SGI fails to take any action to enforce the SGI Patents or control any litigation with respect to the SGI Patents with respect to the manufacture, use or sale by Third Parties of products competitive with Licensed Products or technologies competitive with SGI Patents within a period of [***] after the Parties receive reasonable notice of the infringement of the SGI Patents, then Licensee shall have the right to bring and control any such action by counsel of its own choice, [***]. In such case, all monies recovered upon the final judgment or settlement of any such suit to enforce any SGI Patents shall be [***]. In such a case, SGI shall cooperate fully with Licensee, at [***], in its efforts to enforce the SGI Patents, including being joined as a party to such action if necessary. In no event may Licensee assert an argument or settle a suit in a manner which would render a claim in the SGI Patents invalid or unenforceable without SGI’s prior written consent.

9.3.3 In the event either Party becomes aware of an infringement by a Third Party of a Joint Patent, it shall promptly notify the other Party and the Parties shall determine a mutually agreeable course of action. In no event shall a Party make an argument or settle a dispute which would render a claim in a Joint Patent to be invalid or unenforceable without the other Party’s prior written consent.

9.4 Prior Patent Rights. Notwithstanding anything to the contrary in this Agreement, with respect to any SGI Patents that are subject to an SGI In-License or Licensed Technology Acquisition Agreement, the rights and obligations of the Parties under Section 9.2 and 9.3 shall be subject to SGI’s licensors’ rights to participate in and control prosecution, maintenance and enforcement of such SGI Patents, and to receive a share of damages recovered in such action, in accordance with the terms and conditions of the applicable SGI In-License.

ARTICLE 10 - INFRINGEMENT ACTIONS BROUGHT BY THIRD PARTIES

If Licensee, its Affiliate, or any of Licensee’s Sublicensees, is sued by a Third Party for infringement of a Third Party’s patent because of the use of the SGI Technology in connection with activities conducted pursuant to this Agreement, the Party that has been sued shall promptly notify the other Party within [***] of its receipt of notice of such suit. The notice shall set forth the facts of such infringement available to the relevant Party to the extent not previously provided.

ARTICLE 11 - REGULATORY ASSISTANCE

Licensee shall be solely responsible for, and shall solely own, all applications for Regulatory Approval with respect to Licensed Products. Should Licensee desire to file an IND or an application for Regulatory Approval, or equivalents of the foregoing, for a Licensed Product, SGI will use reasonable commercial efforts to provide at Licensee’s request any documents not previously provided to Licensee necessary to compile the [***], and any other

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relevant information as the Parties may mutually agree. Licensee shall reimburse SGI for any out-of-pocket costs incurred by SGI in providing any such information plus an amount equal to SGI’s then current FTE Fee for SGI’s personnel engaged in such activities, as set forth in Section 6.1.2. If SGI has a drug master file with the FDA or equivalent that contains information related to Drug Conjugation Materials that is useful to support an IND or application for Regulatory Approval, Licensee shall [***] of such drug master file on mutually agreeable terms.

ARTICLE 12 – REPRESENTATIONS. WARRANTIES AND COVENANTS

12.1 Representations and Warranties.

12.1.1 This Agreement has been duly executed and delivered by each Party and constitutes the valid and binding obligation of each Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equitable principals. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each Party, its officers and directors.

12.1.2 The execution, delivery and performance of the Agreement by each Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.1.3 SGI represents and warrants that (a) the SGI Technology is all of the technology, know-how, patents and/or patent applications Controlled by SGI on the Effective Date related to Drug Conjugation Technology that is [***] with the right to grant the licenses granted herein, (b) it has the right to grant the licenses granted herein and that it has validly granted such licenses and that as of the Effective Date it has [***], (c) as of the Effective Date, there are [***]; (d) SGI has provided Licensee with accurate and complete copies of the SGI In-Licenses, with certain information redacted therefrom that has [***]; and (e) as of the Effective Date, (i) the SGI In-Licenses [***], (ii) each of the SGI In-Licenses is in [***] and (iii) SGI has [***], and (iv) SGI has the right to grant the sublicenses granted herein under the SGI In-Licenses and has validly granted such sublicenses.

12.2 Performance by Affiliates. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be a guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

12.3 Covenants of SGI. SGI hereby covenants and agrees that: (a) it will [***]; (b) it will perform its contractual obligations as necessary [***] during the respective terms thereof; (c) it will [***], provided that (i) such [***] subject to this Agreement and (ii) such [***] SGI In-License or Licensed Technology Acquisition Agreement; and (d) it will promptly advise Licensee of any notice of a [***].

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ARTICLE 13 – TERM AND TERMINATION

13.1 Term. Unless earlier terminated pursuant to this Article 13, the term of this Agreement (the “Term”) shall commence on the Effective Date and shall remain in full force and effect until the earlier of: (a) fifty (50) years; or (b) with respect to each Exclusive License obtained by Licensee, the expiration of the last to expire Royalty Term for such Exclusive License.

13.2 Termination of Exclusive License by Licensee. Licensee shall have the right to [***] under this Agreement and, as to [***] in each case by providing not less than [***] prior written notice to SGI of such termination. Any termination of an Exclusive License by Licensee under this Section 13.2 shall [***]. Furthermore, termination of an Exclusive License with respect to [***] during the remainder of the Royalty Term pursuant to the terms of Article 6.

13.3 Termination for Cause.

13.3.1 In the event that Licensee fails to make a payment with respect to an Exclusive License when due or Licensee materially breaches its obligations under Article 14 or Sections 3.7.1 or 9.1 of this Agreement with respect to an Exclusive License, SGI shall have the right to provide Licensee with written notice of such failure to pay or such breach, and if Licensee fails to make such payment or to cure such breach within [***] thereafter, SGI shall have the right to terminate such Exclusive License by written notice to Licensee.

13.3.2 Notwithstanding the foregoing, if Licensee reasonably disputes whether a payment is due or the amount of such payment, Licensee shall have the right to pay to SGI only the undisputed amount and either Party shall have the right to institute legal proceedings to determine whether the amount in dispute is payable. In such event, the disputed payment or amount thereof shall not be due until there is a final determination as to the amount that is payable by Licensee.

13.3.3 In the event that SGI materially breaches its obligations under Articles 2, or 14 or Section 9.1 of this Agreement, Licensee shall have the right to provide SGI with written notice of such breach and if SGI fails to cure such breach within [***] thereafter, Licensee shall have the right to terminate this Agreement by written notice to SGI.

13.4 Bankruptcy.

13.4.1 Either Party may terminate this Agreement if, at any time, (a) the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition for a liquidating bankruptcy or (b) such other Party shall propose or be a party to any dissolution or liquidation that is not dismissed within [***] after the filing thereof

13.4.2 All rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code. The Parties agree that in the event of the commencement of a bankruptcy proceeding by or against one Party hereunder under the United States Bankruptcy Code, the other Party shall be entitled to complete access to any such intellectual property, and all

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embodiments of such intellectual property, pertaining to the rights granted in the licenses hereunder of the Party by or against whom a bankruptcy proceeding has been commenced, subject, however, to payment of the fees, milestone payments and royalties set forth in this Agreement through the effective date of any termination hereunder.

13.5 Termination of SGI In-Licenses. All rights and obligations under an SGI In-License and/or Licensed Technology Acquisition Agreement sublicensed under this Agreement shall terminate upon [***] prior written notice by SGI to Licensee if Licensee performs any action that would constitute a material breach of any obligation of Licensee under such SGI In-License Agreement and/or Technology Acquisition Agreement and fails to cure such breach within such [***] period; provided, however, such cure period may be extended by mutual written consent of the Parties. In the event that Licensee fails to maintain the [***] of this Agreement, SGI shall provide Licensee with written notice of such breach. If Licensee fails to cure such breach with [***] thereafter, all rights and obligations under the [***]. SGI covenants that (a) it will use reasonable commercial efforts to maintain all [***], (b) it shall [***] and (c) it shall provide Licensee with prompt written notice if it [***].

13.6 Effect of Expiration and Termination.

13.6.1 In the event that this Agreement is terminated by Licensee pursuant to [***], Licensee shall continue to have all Exclusive Licenses then in effect, subject to its continued payment of the applicable fees, milestone payments and royalties with respect thereto as set forth in Article 6 and subject to the obligations of Article 7.

13.6.2 In the event that an Exclusive License under this Agreement is terminated with respect to one or more countries, and a sublicense has been granted under this Agreement under any such Exclusive License with respect to Licensed Product in any such country, then SGI agrees to grant to each Sublicensee designated by Licensee a direct license to such Sublicensee under the terms and conditions of this Agreement, which license shall be of the same scope sublicensed to such Sublicensee, provided that such Sublicensee: (a) agrees to be bound to SGI under the terms and conditions of this Agreement with respect to the Licensed Products as to which the sublicense has been granted; (b) agrees to comply with all provisions of applicable SGI In-Licenses and Licensed Technology Acquisition Agreements; and (c) is not in breach of its sublicense agreement with Licensee.

13.6.3 In the event that a Designated Antigen does not become an Exclusive Antigen: (a) if such Designated Antigen [***], Licensee agrees to grant to SGI a [***] under the Licensee ADC Know-How and Licensee ADC Patents solely with respect to ADCs that specifically bind to such Antigen; and (b) if such Designated Antigen [***], Licensee agrees to [***]. For the avoidance of doubt, (i) Section 13.6.3 shall not necessarily be deemed to grant to SGI any rights in the Licensee Patents or Licensee Know-How, Licensee Inventions, Licensee Invention Patents, or Joint Inventions, beyond the Licensee ADC Patents and Licensee ADC Know How; and (ii) the grant of a license pursuant to Section 13.6.3 [***].

13.6.4 Except where explicitly provided within this Agreement, termination of this Agreement for any reason, or expiration of this Agreement, will not affect any: (a) obligations, including payment of any fees, milestones, royalties or other sums which have

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accrued as of the date of termination or expiration, and (b) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement, including provisions of Articles 1, 7 (with respect to royalties owed under this Agreement prior to termination), 8, 9, 10, 14 and 19 and Sections 2.9, 2.10, 13.4.2 and 13.6.

13.6.5 Upon the expiration of the Term, or of the Royalty Term for an Exclusive Antigen, SGI shall grant, and shall by this provision be deemed to have granted, to Licensee a royalty-free, perpetual, worldwide, nonexclusive license to use the SGI Technology to make, use, sell, offer for sale and import Licensed Products that bind specifically to the applicable Exclusive Antigen(s), with no further obligation to SGI.

13.6.6 This Agreement or an Exclusive Licenses granted hereunder may be terminated only as provided in and in accordance with the termination provisions of Sections 5.1.3 and 5.1.4 and Article 13 of this Agreement.

ARTICLE 14 - INDEMNITY

14.1 Direct Indemnity.

14.1.1 Each Party shall defend, indemnify and hold harmless the other Party and its Affiliates and their officers, directors, employees and agents and their respective successors, heirs and assigns (individually and collectively, an “SGI Indemnitee” when the other Party is SGI and individually and collectively a “Licensee Indemnitee” when the other Party is Licensee) from and against all liabilities, losses, damages, and expenses, including reasonable attorneys’ fees and costs, (collectively, the “Liabilities”) resulting from all Third Party claims, suits, actions, terminations or demands (collectively, the “Claims”) that are incurred, relate to or arise out of (a) the inaccuracy of any representation or warranty made by such Party in this Agreement), or (b) the gross negligence, recklessness, unlawful acts or willful misconduct of the indemnifying Party in connection with the performance of its obligations hereunder.

14.1.2 Licensee shall defend, indemnify and hold harmless SGI Indemnitees from and against all Liabilities resulting from all Claims that are incurred, relate to or arise out of the development, manufacture or commercialization of Licensed Products by Licensee, its Affiliates or Sublicensees, including any failure to test for or provide adequate warnings of adverse side effects, or any manufacturing defect in any Licensed Product; except in each case to the extent such Liabilities resulted from the gross negligence, recklessness or willful misconduct or unlawful acts by SGI or the inaccuracy of any representation or warranty made by SGI in this Agreement or from any other action for which SGI must indemnify Licensee under Section 14.1.3.

14.1.3 SGI shall defend, indemnify and hold harmless Licensee Indemnitees from and against all Liabilities resulting from all Claims that are incurred, relate to or arise out of any claims of infringement of Third Party rights arising out of the use of SGI Technology to research, develop, manufacture or commercialize a Licensed Product (but not any other technology, including the composition or methods of making or using Antibodies or technology not relating to SGI Technology), except to the extent such Liabilities resulted from the gross negligence, recklessness or willful misconduct or unlawful acts by Licensee or the inaccuracy of

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any representation or warranty made by Licensee in this Agreement or any other action for which Licensee must indemnify SGI under Section 14.1.2.

14.2 Procedure. An SGI Indemnitee or Licensee Indemnitee (the “Indemnitee”) that intends to claim indemnification under this Article 14 shall promptly provide notice to the other Party (the “Indemnitor”) of any Liability or action in respect of which the Indemnitee intends to claim such indemnification, which notice shall include a reasonable identification of the alleged facts giving rise to such Liability and shall reasonably cooperate with all reasonable requests of the Indemnifying Party with respect thereto. The Indemnitor shall, jointly with any other Indemnitor similarly noticed, assume the defense thereof, at the sole cost of the Indemnitor, with counsel selected by the Indemnitor. However, notwithstanding the foregoing, the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by such counsel in such proceedings. Any settlement of a Liability for which any Indemnitee seeks to be indemnified, defended or held harmless under this Article 14 that could adversely affect the Indemnitee shall be subject to prior consent of such Indemnitee, provided that such consent shall not be withheld unreasonably. The Indemnitee may not settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment in any such action or other proceeding or make any admission as to liability or fault without the express written permission of the Indemnifying Party, which shall not be unreasonably withheld.

ARTICLE 15 - FORCE MAJEURE

No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates), or be deemed to have defaulted under or breached the Agreement, for failure or delay by such Party in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates), including fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, acts of God or acts, earthquakes, or omissions or delays in acting by any governmental authority (collectively, “Events of Force Majeure”); provided, however, that the affected Party shall exert all reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its covenants promptly. Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of [***], the affected Party shall promptly notify in writing the other Party of such Event of Force Majeure and within [***] of the other Party’s receipt of such notice, the Parties shall negotiate in good faith either (a) a resolution of the Event of Force Majeure, if possible, (b) an extension by mutual agreement of the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (c) an amendment of this Agreement to the extent reasonably possible, or (d) an early termination of this Agreement.

ARTICLE 16 - ASSIGNMENT

16.1 This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred to any Third Party by either Party without the consent of the other Party, such consent not to be

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unreasonably withheld; provided, however, that either Party may, without such consent but with notification, assign this Agreement and its rights and obligations hereunder to any of its Affiliates or in connection with the transfer or sale of all or substantially all of its business or the business to which this Agreement is related, or in the event of its merger or consolidation of such Party (such sale, merger or consolidation shall be hereinafter referred to as a “Change in Control”). Any permitted assignee shall assume all rights and obligations of its assignor under this Agreement; provided, however, that such assignment shall not relieve the assignor of its obligations under this Agreement and further provided, however, that [***]. Any attempted assignment of this Agreement not in accordance with this Article 16 shall be void and of no effect.

16.2 During the Term, except as set forth in Section 16.1, SGI will not assign ownership (in whole or in part), in and to any SGI Patents and/or SGI Know-How without a written agreement from the assignee that such assigned SGI Patents and/or SGI Know-How is subject to the licenses granted to Licensee under this Agreement, with Licensee being made a third party beneficiary thereof.

ARTICLE 17 - SEVERABILITY

Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, in their economic effect, are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement based on such valid provisions. In case such alternative provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

ARTICLE 18 – INSURANCE

During the Term and thereafter for the period of time required below, each Party shall maintain on an ongoing basis comprehensive general liability insurance in the minimum amount of [***] for bodily injury and property damage liability; and commencing not later than [***] and thereafter for the period of time required below, Licensee shall obtain and maintain on an ongoing basis products liability insurance (including contractual liability coverage on Licensee’s indemnification obligations under this Agreement) in the amount of at least [***] for bodily injury and property damage liability. All of such insurance coverage shall be maintained with an insurance company or companies having an A.M. Best rating of “A-” or better. Licensee shall provide to SGI a certificate(s) evidencing all required coverage hereunder upon the written request of SGI. [***].

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ARTICLE 19 - MISCELLANEOUS

19.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the address or in accordance with this Section 19.1 and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to SGI:

Seattle Genetics, Inc.

21823 30th Drive S.E.

Bothell, WA 98021

Attention: Chief Executive Officer

Telephone: (425) 527-4000

Facsimile: (425) 527-4109

With a copy to: General Counsel

If to Licensee:

MedImmune, Inc.

One MedImmune Way

Gaithersburg, MD 20878

Attention: VP of Research

Telephone: 301-398-4199

Facsimile: 301-398-9199

With a copy to: Legal Affairs

Attention: General Counsel

Telephone: 301-398-4625

Facsimile: 301 398-9625

19.2 Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflict of law principles thereof that may dictate application of the laws of any other state.

19.3 Arbitration. In the event the Parties are unable to reach agreement with respect to any matter, which is expressly made subject to arbitration in this Agreement, such matter will be determined through binding arbitration in [***] in accordance with the Commercial Rules of Arbitration of the American Arbitration Association (“AAA”). Any dispute not expressly made subject to arbitration in this Agreement shall be resolved in a court of competent jurisdiction, unless the Parties mutually agree otherwise at the time. In an arbitration pursuant to this Section 19.3:

(a) The arbitration panel shall be comprised of [***]. Each Party shall be entitled to appoint one arbitrator. The Parties shall appoint their respective arbitrators within [***] after submission for arbitration. The [***] so appointed shall [***] maintained by the American Arbitration Association. If the Parties’ appointed arbitrators shall fail to agree. within

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[***] from the date both Parties’ arbitrators have been appointed, on the [***] by the appropriate administrative body of the American Arbitration Association.

(b) Within [***] of appointment of the full arbitration panel, the Parties shall exchange their final proposed positions with respect to the matters to be arbitrated, which shall approximate as closely as possible the closest positions of the parties previously taken in the negotiations. Within [***] of appointment of the arbitration Panel, each Party shall submit to the arbitrators a copy of the proposed position, which it previously delivered to the other Party, together with a brief or other written memorandum supporting the merits of its proposed position. The arbitration panel shall promptly convene a hearing, at which time each Party shall have [***] to argue in support of its proposed position. The Parties will not call any witnesses in support of their arguments.

(c) The arbitration panel shall render a decision based on the respective positions of the Parties. In making their decision, the arbitrators shall consider the terms and conditions of this Agreement, the relative merits of the proposed positions and the written and oral arguments of the Parties. In the event the arbitrators seek the guidance of the law of any jurisdiction, the law of the [***] shall govern.

(d) The arbitrators shall make their decision known to the Parties as quickly as possible by delivering written notice of their decision to both Parties. Such written notice need not justify their decision. The Parties will execute any and all papers necessary to comply with the decision of the arbitration Panel within [***] of receipt of notice of such decision. The decision of the arbitrators shall be final and binding on the Parties, and specific performance may be ordered by any court of competent jurisdiction.

(e) The Parties will bear their own costs in preparing for the arbitration. The costs of the arbitrators will be equally divided between the Parties.

19.4 Entire Agreement. This Agreement and the Initial Agreement contains the entire understanding of the Parties with respect to the specific subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

19.5 Independent Contractors. SGI and Licensee each acknowledge that they shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, agency or any type of fiduciary relationship. Neither SGI nor Licensee shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.

19.6 Affiliates. Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate to, or are intended to specifically relate to, such Affiliates, as though such Affiliates were expressly named as joint obligors hereunder.

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19.7 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

19.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.9 Cumulative Remedies. Except for breach of diligence obligations in Article 5 for which a sole, exclusive remedy has been set forth, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

19.10 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

19.11 Further Assurance. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm until such other Party its rights and remedies under this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SEATTLE GENETICS, INC.

By:	/s/ Clay B. Siegall

Name:	Clay B. Siegall

Title:	President and CEO

MEDIMMUNE, INC.

By:	/s/ David M. Mott

Name:	David M. Mott

Title:	CEO

SIGNATURE PAGE TO ADC COLLABORATION AGREEMENT

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SCHEDULE A

RESEARCH PLAN

RESEARCH SUPPORT

SGI will conjugate research quantities of Antibodies to Designated Antigens with various combinations of Drug Conjugation Materials [***]. SGI will also provide [***].

DEVELOPMENT SUPPORT

a.	Assistance will be provided in the form of technical summaries and quarterly teleconferences. Requested data, reports, methods and materials will be provided on an as available basis and as information is updated. On-site meetings and technical transfer can be provided as needed to advance development efforts. Upon executing the agreement SGI will provide the technical summary data package. [***]

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SCHEDULE B

SGI PATENTS [***]

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SCHEDULE C

SGI IN-LICENSES

The following SGI In-Licenses are attached:

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SCHEDULE D

DESIGNATED ANTIGENS AND EXCLUSIVE ANTIGENS

“First Exclusive Antigen” means [***]

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SCHEDULE E

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